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                                                              Exhibit 99.6

                         CONSENT OF CIBC WORLD MARKETS CORP.

     We hereby consent to the use of our letter in its entirety dated September 23, 1999 (the "Letter") to the Board of Directors of KTI, Inc. ("KTI") contained in Annex B-2 to the Joint Proxy Statement/Prospectus constituting a part of the registration statement on Form S-4 relating to the proposed merger of a wholly owned subsidiary of Casella Waste Systems, Inc. with and into KTI and to the references to such Letter in the Joint Proxy Statement/Prospectus. In giving such consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1993, as amended, or the rules and regulations adopted by the Securities and Exchange Commission thereunder nor do we admit that we are experts with respect to any part of such Registration Statement within the meaning of the term "experts" as used in the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder.


November 9, 1999                      CIBC WORLD MARKETS CORP.




                                      By: ________________________